SCHEDULE 14C INFORMATION

Information Statement Pursuant To Section 14(c)

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Pacific Life Funds

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PACIFIC LIFE FUNDS

PL CURRENCY STRATEGIES FUND

INFORMATION STATEMENT DATED JULY 14, 2014

This document (“Information Statement”) provides information concerning a new sub-adviser and a new sub-advisory agreement for the PL Currency Strategies Fund and is being sent on or about July 16, 2014 to the shareholders of record as of July 11, 2014.

We are not asking you for a proxy and you are requested not to send us a proxy.

I.    Introduction and Background

The Pacific Life Funds (the “Trust”) Board of Trustees (the “Board” or “Trustees”) approved an additional sub-adviser and a new sub-advisory agreement with respect to the PL Currency Strategies Fund (the “Fund”), effective May 1, 2014. Information regarding this addition of a sub-adviser was included in a supplement dated March 28, 2014 to the Trust’s prospectus for Class P shares dated August 1, 2013, as supplemented. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the hiring of a new sub-adviser requires shareholder approval of a new sub-advisory agreement; however, pursuant to an exemptive order issued to Pacific Life Insurance Company (“Pacific Life”) by the Securities and Exchange Commission (“SEC”) on October 13, 1999 and relied upon by the Trust and Pacific Life Fund Advisors LLC (“PLFA” or “Adviser”), in accordance with the terms of the exemptive order, PLFA and the Trust can hire, terminate, and replace, as applicable, sub-advisers and enter into new sub-advisory agreements (except, as a general matter, sub-advisers affiliated with PLFA) without shareholder approval. The additional information provided herein concerning the hiring of the additional sub-adviser is being provided pursuant to the requirements of the exemptive order.

At an in-person meeting on March 12, 2014, based upon a recommendation from PLFA, the Board, including all of the Trustees who are not “interested persons”, as that term is defined in the 1940 Act (“Independent Trustees”), approved, effective May 1, 2014, a new Subadvisory Agreement with Principal Global Investors, LLC, doing business as Macro Currency Group (“Macro “) with respect to the PL Currency Strategies Fund (the “Macro Sub-Advisory Agreement”) and appointed Macro as co-sub-adviser (“co-Sub-Adviser”) for this Fund. Macro’s appointment as co-Sub-Adviser and the Board’s approval of the Macro Sub-Advisory Agreement were made in accordance with the exemptive order issued by the SEC with regard to the Trust and do not require shareholder approval. In order to facilitate these changes, a portion of the Fund’s holdings were sold and new investments purchased in accordance with recommendations by the new co-Sub-Adviser or management team.

II.    Board Consideration of the New Sub-Advisory Agreement

In evaluating the Macro Sub-Advisory Agreement, the Board, including the Independent Trustees, considered the factors described below. Additionally, the Board considered PLFA’s previous identification of Macro as a co-Sub-Adviser of the Currency Strategies Portfolio of Pacific Select Fund. The Board noted the due diligence conducted by PLFA on Macro and the strategy to be used for the PL Currency Strategies Fund and PLFA’s recommendation of Macro to serve as an additional Sub-Adviser of the Fund. The Trustees also considered that PLFA has historically exercised diligence in monitoring the performance of the sub-advisers, and has recommended and taken measures to attempt to remedy relative underperformance by a Fund when PLFA and the Board believed appropriate.

In evaluating the Macro Sub-Advisory Agreement, the Board, including all the Independent Trustees, considered the following factors, among others:

A.    Nature, Extent and Quality of Services to be Provided

The Trustees considered the benefits to shareholders of retaining Macro as co-Sub-Adviser to the PL Currency Strategies Fund, particularly in light of the nature, extent, and quality of the services expected to be provided by Macro. In this regard, the Trustees considered various materials relating to the proposed co-Sub-Adviser, including copies of the proposed Macro Sub-Advisory Agreement; copies of Macro’s Form ADV; financial information; and other information deemed relevant to the Trustees’ evaluation, including comprehensive assessments from senior management of PLFA.

The Trustees considered that under the Macro Sub-Advisory Agreement, Macro would be responsible for providing the investment management services for a portion of the Fund’s assets, including investment research, advice and supervision, and determining which securities would be purchased or sold by that portion of the Fund. The Trustees considered the quality of the management services expected to be provided to the PL Currency Strategies Fund over both the short- and long-term, the organizational depth and resources of Macro, including the background and experience of Macro’s management and the expertise of the portfolio management team, as well as the investment strategies, processes and philosophy to be used with respect to the investment strategy.

In addition, the Trustees considered that the Trust’s CCO had reviewed the written compliance policies and procedures of Macro, including the assessment of its compliance program as required under Rule 38a-1 of the 1940 Act, and its code of ethics, prior to the effectiveness of the new Macro Sub-Advisory Agreement. In making these assessments, the Trustees took note of the due diligence PLFA conducted with respect to Macro, and were aided by the assessment and recommendation of PLFA and the telephonic presentation and materials provided by Macro.

The Board concluded it was satisfied with the nature, extent and quality of the investment management services anticipated to be provided to the PL Currency Strategies Fund by Macro under the Macro Sub-Advisory Agreement.

B.    Performance

The Trustees considered PLFA’s efforts and process to search for and screen advisory firms that are qualified to manage a currency strategy and PLFA’s identification of Macro to serve as Sub-Adviser with regard to a portion of the PL Currency Strategies Fund’s day-to-day investment activities. The Trustees considered factors concerning performance in connection with their consideration of this matter and in connection with approval of the related Macro Sub-Advisory Agreement, including the factors described below.

The Trustees considered information about the historical performance of a strategy managed by the same Macro portfolio management team that would co-manage the PL Currency Strategies Fund using similar investment strategies (the “Comparable Performance”). The Trustees noted that the Comparable Performance reflected actual performance for the strategy since September 2011 and the periods prior to that date reflected simulated performance for a portion of the strategy. The Trustees considered the Comparable Performance against a pertinent benchmark and against the applicable peer group for the one-, three- and five-year periods as of December 31, 2013. The Trustees also considered the performance of the two components of Macro’s strategy against a pertinent benchmark for five previous calendar years, and the strategy’s historical standard deviation for the three- and five-year periods as of March 31, 2013.

The Trustees considered additional information about the historical performance of funds and accounts managed by Macro using similar investment strategies as those proposed for the PL Currency Strategies Fund against a pertinent benchmark for the one-, three-, five- and ten-year and since inception periods, as applicable, as of December 31, 2013. In addition, the Trustees considered the need for Macro to adhere to the Fund’s general investment mandate in order to function appropriately in the PL Portfolio Optimization Funds.

The Board determined that Macro’s performance record with respect to similarly managed accounts was acceptable.

C.    Advisory and Sub-Advisory Fees

The Trustees considered information regarding the comparative advisory fees charged under other investment advisory contracts of the Sub-Adviser with regard to other accounts with substantially similar investment strategies as the PL Currency Strategies Fund. The Trustees also considered that the proposed sub-advisory fees payable to Macro under the Sub-Advisory Agreement contain a breakpoint and are the same as the sub-advisory fees paid to the current sub-adviser, who will serve as co-sub-adviser with Macro. Additionally, the Trustees considered that the advisory fee schedule would remain unchanged from the current fee schedule for the Fund.

In comparing the proposed fees to be paid by the PL Currency Strategies Fund to fees charged by Macro for other similarly managed funds, the Trustees noted that there were differences in the nature of the accounts. These differences explained differences in fee schedules.

The Trustees noted that the fee rates were the result of arms’-length negotiations between PLFA and Macro, and that the PL Currency Strategies Fund’s sub-advisory fees are paid by PLFA and are not paid directly by the PL Currency Strategies Fund.

Additionally, the Trustees considered that there are certain costs associated with adding a sub-adviser, but that the ongoing operating expenses paid by the shareholders were not expected to materially increase as a result of this sub-adviser addition.

The Board concluded that the compensation payable under the Macro Sub-Advisory Agreement is fair and reasonable.

D.    Costs, Level of Profits and Economies of Scale

The Trustees considered firm-wide profitability information provided by Macro, as it relates to their sub-advisory business, and noted that it was difficult to accurately determine or evaluate the projected profitability of the Macro Sub-Advisory Agreement to Macro because it managed substantial assets and had multiple business lines and, further, that any such assessment would involve assumptions regarding its allocation policies, capital structure, cost of capital, business mix and other factors. The Trustees focused their consideration on other information provided in connection with this matter, given the arms’-length nature of the relationship between PLFA and Macro with respect to the negotiation of Fund sub-advisory fees, the fact that such fees are paid by PLFA and the fact that the projected profitability of the Macro Sub-Advisory Agreement to Macro is an estimate because it had not yet begun to manage the Fund.

The Board concluded that the PL Currency Strategies Fund’s fee structure reflected in the Macro Sub-Advisory Agreement is fair and reasonable.

E.    Ancillary Benefits

The Trustees received from PLFA and Macro information concerning other benefits that may be received by Macro and its affiliates as a result of their relationship with the PL Currency Strategies Fund, including commissions that may be paid to broker-dealers affiliated with the Sub-Adviser and the anticipated use of soft-dollars by the Sub-Adviser. In this regard, the Trustees noted that Macro represented that it does not anticipate utilizing an affiliated broker-dealer and that it does not anticipate using soft dollar credits generated by Fund commissions to pay for research services. The Trustees considered potential benefits to be derived by Macro from its relationship with the PL Currency Strategies Fund and that such benefits were consistent with those generally derived by sub-advisers to mutual funds or were otherwise not unusual.

F.    Conclusion

Based on their review, including the consideration of each of the factors referred to above, the Board found that: (i) the Macro Sub-Advisory Agreement is in the best interests of the PL Currency Strategies Fund and its shareholders; and (ii) the compensation payable under the Macro Sub-Advisory Agreement is fair and reasonable. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

III.    The New Sub-Advisory Agreement

The Macro Sub-Advisory Agreement is substantially similar to the sub-advisory agreement with the Fund’s existing sub-adviser. Macro, subject to the supervision of the Adviser, provides a continuous investment program for that portion of the Fund allocated to Macro by the Adviser, and determines the composition of the assets of such portion, including the evaluation, investment, purchases and/or sales and reinvestment of the assets in accordance with the Fund’s investment goal, strategies, policies and restrictions. Macro bears all expenses incurred by it and its staff with respect to all activities in connection with the performance of sub-advisory services under the Macro Sub-Advisory Agreement. The Fund is responsible for its own expenses including, but not limited to, investment advisory fees, administration fees, custody fees, brokerage and transaction expenses, fees for pricing services, registration fees and costs of regulatory compliance, and fees for professional services, including legal and auditing services. Except as may otherwise be required by the 1940 Act, other applicable laws, applicable regulations or other provisions of the Macro Sub-Advisory Agreement, Macro is not subject to any liability for, nor subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the Macro Sub-Advisory Agreement, except generally: (i) by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and its duties under the Macro Sub-Advisory Agreement; (ii) by its breach of any provision of the Macro Sub-Advisory Agreement, including its breach of any confirmation, representation, warranty or undertaking; (iii) that are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Trust or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Adviser, the Trust, or any affiliated person of the Trust by the Sub-Adviser or any affiliated person or agent or delegate of the Sub-Adviser; or (iv) that are based upon a breach of the Sub-Adviser’s fiduciary duties to the Trust or violation of applicable law. The Macro Sub-Advisory Agreement will continue in effect for a period of two years from the effective date, and will continue from year to year thereafter, subject to approval annually by the Board or by the shareholders of the Fund and also, in either event, approval of a majority of the Independent Trustees. The Macro Sub-Advisory Agreement may be terminated without penalty at any time by any of the parties upon 60 days’ prior written notice to the other parties, and will terminate automatically in the event of its assignment as determined under the 1940 Act and any rules adopted by the SEC thereunder.

There was no change to the advisory fee rate paid by the PL Currency Strategies Fund to the Adviser in connection with the appointment of Macro as co-Sub-Adviser. Additionally, the sub-advisory fee rate paid by the Adviser to Macro is the same as the sub-advisory fee rate paid to the existing sub-adviser, who serves as co-sub-adviser with Macro. The fee rate under the Macro Sub-Advisory Agreement is referenced below:

Current Fee Schedule[1]
0.300% on the first $3 billion
0.280% on excess

[1]	Fee schedule applies to the annual percentage of the average daily net assets of a portion of the Fund (“Segment”) and is multiplied by the average daily net assets of the Segment for the relevant calendar month. When determining the breakpoint rate under the Macro Sub-Advisory Agreement, the average daily net assets of the applicable Segment of the PL Currency Strategies Fund managed by Macro are aggregated with the average daily net assets of the applicable Segment of the Currency Strategies Portfolio, a series of Pacific Select Fund (“Combined Assets”), which is co-managed by
Macro.

For the Fund’s fiscal year ended March 31, 2014, the Fund did not pay any brokerage commissions to an affiliated broker of Macro.

IV.    Information Regarding Macro

Principal Global Investors, LLC, a Delaware limited liability company, doing business as Macro Currency Group, is wholly owned by Principal Life Insurance Company. Principal Life Insurance Company is wholly owned by Principal Financial Services, Inc. Principal Financial Services, Inc. is wholly owned by Principal Financial Group, Inc., a publicly-owned company, whose stock trades on the New York Stock Exchange under the ticker symbol “PFG.”. As of March 31, 2014, Macro’s total assets under management, including assets managed by its affiliates, were $317 billion. The address for Principal Life Insurance Company, Principal Financial Services, Inc., Principal Financial Group, Inc. and Macro is 711 High Street, Des Moines, Iowa 50392.

Macro does not act as investment adviser to registered investment companies that have an investment objective similar to the investment objectives of the Fund.

As of April 30, 2014 Macro’s principal executive officers and occupations are:

Principal Executive Officers[1]	Principal Occupation
David M. Blake	Executive Director, Global Head Fixed Income – Principal Global Investors, LLC
Patrick G. Halter	Head of Principal Real Estate Investors, LLC[2]
Jill M. Hittner	Chief Financial Officer – Principal Global Investors, LLC
James P. McCaughan	Chief Executive Officer – Principal Global Investors, LLC; President, Global Asset Management—Principal Financial Group, Inc.
Barbara A. McKenzie	Executive Director, Chief Operations Officer & Boutique Ops—Principal Global Investors, LLC
Randall C. Mundt	President and Chief Investment Officer – Principal Real Estate Investors, LLC[2]
Karen E. Shaff	Executive VP, General Counsel and Secretary – Principal Financial Group, Inc.
Larry D. Zimpleman	Chairman, President & CEO – Principal Financial Group, Inc.

[1]	The address for all of the individuals listed above is 711 High Street, Des Moines, Iowa 50392.
[2]	Macro owns 25% or more of Principal Real Estate Investors, LLC

No officer or Trustee of the Trust is an officer, director or shareholder of Macro (including its affiliates).

Additional Information

Additional information about Macro is available in Pacific Life Funds’ Statement of Additional Information, as supplemented, a copy of which may be obtained by calling the appropriate number set forth below.

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The Trust’s annual report for the fiscal year ended March 31, 2014 and the Trust’s semi-annual report for the fiscal half-year ended September 30, 2013 were previously sent to shareholders. Both reports are available upon request without charge by contacting Pacific Life Funds by:

Regular mail:	Pacific Life Funds, P.O. Box 9768, Providence, RI 02940-9768

Express mail:	Pacific Life Funds, 4400 Computer Drive Westborough, MA 01581

Telephone:	(800) 722-2333 (select Option 2)

Website:	www.PacificLife.com/pacificlifefunds.htm

To help reduce expenses, environmental waste and the volume of mail you receive, only one copy of this Information Statement may be sent to shareholders who share the same household address (“Householding”). You may elect to not participate in Householding by contacting the Trust through one of the methods provided above. If you are not currently participating in Householding, you may elect to do so by writing to the Trust.

The Trust’s investment adviser is PLFA, and its administrator is Pacific Life. Both are located at 700 Newport Center Drive, Newport Beach, CA 92660.

The Trust’s distributor is Pacific Select Distributors, Inc., 700 Newport Center Drive, P.O. Box 9000, Newport Beach, CA 92660.

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